As filed with the Securities and Exchange Commission on October 21, 2026

No. 333-297735

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2

to

FORM S-3
Registration Statement
UNDER
THE SECURITIES ACT OF 1933

Charter Communications, Inc.
Charter Communications Operating, LLC
Charter Communications Operating Capital Corp.
CCO Holdings, LLC
CCO Holdings Capital Corp.*
(Exact name of registrant as specified in its charter)

Delaware Delaware Delaware Delaware Delaware (State or other jurisdiction of incorporation or organization)	4841 4841 4841 4841 4841 (Primary Standard Industrial Classification Code Number)	84-1496755 43-1843260 20-1044453 86-1067239 20-0257904 (I.R.S. Employer Identification Number)

400 Washington Blvd.

Stamford, Connecticut 06902

(203) 905-7801

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jamal H. Haughton
Executive Vice President, General Counsel and Corporate Secretary

400 Washington Blvd.

Stamford, Connecticut 06902

(203) 428-0238

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christian O. Nagler, P.C.

Diahndra Burman

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022-4611

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act ☐

*The companies listed below in the Table of Additional Registrant Guarantors included in the Registration Statement are also included in this registration statement on Form S-3 as additional Registrant Guarantors.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

The following subsidiaries of Charter Communications Operating, LLC may guarantee the Debt Securities issued hereunder and are additional Registrant Guarantors under this registration statement. The address, including zip code, and telephone number, including area code, for each of the additional Registrant Guarantors is c/o Charter Communications, Inc. 400 Washington Blvd., Stamford, Connecticut 06902, (203) 905-7801. The primary standard industrial classification number for each of these additional Registrant Guarantors is 4841.

Exact Name of Additional Registrant Guarantor as Specified in its Charter	Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
BHN IP Enabled Services, LLC	Delaware	99-1515245
BPRF Holdings, LLC	Delaware	82-1464322
Bresnan Broadband Holdings, LLC	Delaware	13-4119839
Bresnan Broadband of Colorado, LLC	Colorado	35-2403834
Bresnan Broadband of Montana, LLC	Montana	32-0334681
Bresnan Broadband of Wyoming, LLC	Wyoming	61-1642737
Bresnan Digital Services, LLC	Delaware	38-3833973
Bright House Networks Information Services (Alabama), LLC	Delaware	20-1544201
Bright House Networks Information Services (California), LLC	Delaware	20-1544390
Bright House Networks Information Services (Florida), LLC	Delaware	59-3758339
Bright House Networks Information Services (Indiana), LLC	Delaware	20-1544486
Bright House Networks Information Services (Michigan), LLC	Delaware	20-1544302
CB Commercial Devices, LLC	Delaware	41-3945826
CC Fiberlink, LLC	Delaware	43-1928509
CC VI Fiberlink, LLC	Delaware	20-0310684
CC VII Fiberlink, LLC	Delaware	20-0310704
CCI Corporate Services, LLC	Delaware	26-3564488
CCI Devices, LLC	Delaware	33-2883817
CCO Fiberlink, LLC	Delaware	20-0310854
CCO NR Holdings, LLC	Delaware	86-1067241
Charter Communications ASC, LLC	Delaware	93-4070587
Charter Communications SSC, LLC	Delaware	93-4084052
Charter Communications VI HoldCo, LLC	Delaware	75-2775560
Charter Communications VI, L.L.C.	Delaware	43-1854208
Charter Communications, LLC	Delaware	43-1659860
Charter Distribution, LLC	Delaware	74-3089287
Charter Fiberlink – Alabama, LLC	Delaware	20-0193389
Charter Fiberlink – Georgia, LLC	Delaware	20-0193674
Charter Fiberlink – Illinois, LLC	Delaware	43-1943035
Charter Fiberlink LA-CCO, LLC	Delaware	20-0709283
Charter Fiberlink – Maryland II, LLC	Delaware	81-2255084
Charter Fiberlink – Michigan, LLC	Delaware	43-1875389
Charter Fiberlink – Missouri, LLC	Delaware	43-1928511
Charter Fiberlink MS-CCVI, LLC	Delaware	20-0709405
Charter Fiberlink – Nebraska, LLC	Delaware	81-0547765
Charter Fiberlink – Tennessee, LLC	Delaware	20-0193707
Charter Fiberlink CA-CCO, LLC	Delaware	43-1943040
Charter Fiberlink CC VIII, LLC	Delaware	43-1793439
Charter Fiberlink CCO, LLC	Delaware	43-1876029
Charter Fiberlink CT-CCO, LLC	Delaware	20-0339366
Charter Fiberlink MA-CCO, LLC	Delaware	20-0258357
Charter Fiberlink NC-CCO, LLC	Delaware	20-0258604
Charter Fiberlink NH-CCO, LLC	Delaware	20-0709514
Charter Fiberlink NV-CCVII, LLC	Delaware	20-0474139
Charter Fiberlink NY-CCO, LLC	Delaware	20-0426827

Charter Fiberlink OR-CCVII, LLC	Delaware	20-0474232
Charter Fiberlink SC-CCO, LLC	Delaware	43-1943037
Charter Fiberlink TX-CCO, LLC	Delaware	43-1943038
Charter Fiberlink VA-CCO, LLC	Delaware	20-0709822
Charter Fiberlink VT-CCO, LLC	Delaware	20-0258644
Charter Fiberlink WA-CCVII, LLC	Delaware	20-0474261
Charter IP Enabled Services, LLC	Delaware	92-3313105
Charter Leasing Holding Company, LLC	Delaware	47-4669203
Charter Procurement Leasing, LLC	Delaware	47-4657690
Clarity Communications Group, LLC	North Carolina	56-2088064
Cox Advanced Services Arizona, LLC	Delaware	27-3501993
Cox Advanced Services Arkansas, LLC	Delaware	46-1192943
Cox Advanced Services California, LLC	Delaware	61-1673560
Cox Advanced Services Connecticut, LLC	Delaware	45-4059297
Cox Advanced Services Florida, LLC	Delaware	46-1172364
Cox Advanced Services Georgia, LLC	Delaware	80-0861302
Cox Advanced Services Idaho, LLC	Delaware	47-5591533
Cox Advanced Services Iowa, LLC	Delaware	46-1193003
Cox Advanced Services Kansas, LLC	Delaware	46-1172555
Cox Advanced Services Louisiana, LLC	Delaware	46-1172521
Cox Advanced Services Nebraska, LLC	Delaware	46-1172486
Cox Advanced Services Nevada, LLC	Delaware	46-1172408
Cox Advanced Services North Carolina, LLC	Delaware	99-4763868
Cox Advanced Services Ohio, LLC	Delaware	45-4059140
Cox Advanced Services Oklahoma, LLC	Delaware	45-4059688
Cox Advanced Services Rhode Island, LLC	Delaware	45-4059494
Cox Advanced Services Virginia, LLC	Delaware	45-4059617
Cox Arizona Telcom, L.L.C.	Delaware	58-2327142
Cox Arkansas Telcom, L.L.C.	Delaware	58-2627234
Cox California Telcom, L.L.C.	Delaware	58-2327138
Cox Colorado Telcom, L.L.C.	Delaware	20-0616936
Cox Communications Arizona, LLC	Delaware	45-2998180
Cox Communications California, LLC	Delaware	45-2998126
Cox Communications EBD Holdings, LLC	Delaware	58-2660947
Cox Communications Georgia, LLC	Delaware	27-2063916
Cox Communications Gulf Coast, LLC	Delaware	58-2487265
Cox Communications Hampton Roads, L.L.C.	Delaware	58-2412419
Cox Communications Kansas, L.L.C.	Delaware	58-2520461
Cox Communications Las Vegas, LLC	Delaware	58-2406705
Cox Communications Louisiana, L.L.C.	Delaware	58-2639743
Cox Communications Missouri, LLC	Delaware	33-1310693
Cox Communications NCC, LLC	Delaware	58-2164886
Cox Communications Omaha, L.L.C.	Delaware	58-2377082
Cox Communications Tower, LLC	Delaware	45-5039192
Cox Communications, LLC	Delaware	58-2112281
Cox Connecticut Telcom, L.L.C.	Delaware	58-2298049
Cox District of Columbia Telcom, L.L.C.	Delaware	58-2627239

Cox Florida Telcom, L.P.	Delaware	58-2310381
Cox Georgia Telcom, L.L.C.	Delaware	58-2377086
Cox HMS, LLC	Delaware	47-4724742
Cox Horizon Growth, LLC	Delaware	92-1089998
Cox Idaho Telcom, L.L.C.	Delaware	20-1916671
Cox Iowa Telcom, L.L.C.	Delaware	58-2317719
Cox Kansas Telcom, L.L.C.	Delaware	58-2490812
Cox LAHC, LLC	Delaware	47-3836136
Cox Louisiana Telcom, L.L.C.	Delaware	58-2327136
Cox Maryland Telcom, L.L.C.	Delaware	58-2627232
Cox Media, L.L.C.	Delaware	58-1444671
Cox Missouri Telcom, LLC	Delaware	26-2736415
Cox Nebraska Telcom, L.L.C.	Delaware	58-2327135
Cox Nevada Telcom, L.L.C.	Delaware	58-2412418
Cox North Carolina Telcom, L.L.C.	Delaware	20-5867789
Cox Ohio Telcom, L.L.C.	Delaware	20-0739995
Cox Oklahoma Telcom, L.L.C.	Delaware	58-2292639
Cox Rhode Island Telcom, L.L.C.	Delaware	58-2327133
Cox Strategic Services, LLC	Delaware	36-4754106
Cox TMI, LLC	Delaware	83-0480083
Cox Virginia Telcom, L.L.C.	Virginia	58-2220125
Cox Wireless Access, LLC	Delaware	81-3810351
Cox Wireless, LLC	Delaware	26-3246030
Cox/Charter Master Cable Advertising, LLC	Delaware	82-4372070
CoxCom, LLC	Delaware	95-2755479
DC74, LLC	North Carolina	26-3221033
DukeNet Communications, LLC	Delaware	27-2985707
Fiber Platform Blocker, LLC	Delaware	81-3810487
Fiber Platform Holdings, LLC	Delaware	81-3065300
Fiber Platform, LLC	Delaware	35-2566703
Fibernet of Ohio, LLC	Ohio	91-2070628
Fibernet Telecommunications of Pennsylvania, LLC	Pennsylvania	84-1514362
FRC, LLC	South Carolina	57-1086125
Hamptonnet, LLC	South Carolina	57-1103185
Hospitality Network Louisiana, L.L.C.	Delaware	20-5801703
Hospitality Network Pennsylvania, LLC	Delaware	47-2505600
Hospitality Network, L.L.C.	Delaware	88-0305825
Innovar Media LLC	Delaware	46-5437739
LMK Communications LLC	North Carolina	56-2273856
Logicworks Systems, LLC	Delaware	13-3700569
Lumos Networks 2, LLC	Virginia	54-1246324
Lumos Networks 3, LLC	Delaware	80-0697274
Lumos Networks Acquisitions LLC	Virginia	81-5335240
Lumos Networks LLC	West Virginia	84-1452950
Lumos Networks of West Virginia, LLC	Virginia	54-2011548
Lumos Networks Operating Company, LLC	Delaware	90-0673286
Lumos Payroll, LLC	Virginia	45-4439142

Mountaineer Telecommunications, LLC	West Virginia	84-1484349
MTN Infrastructure Intermediate GP, LLC	Delaware	82-2200045
MTN Infrastructure Intermediate, LP	Delaware	82-2163577
MTN Infrastructure TopCo Blocker, LLC	Delaware	82-2151035
MTN Infrastructure, LLC	Delaware	81-5393142
North State Technology Solutions, LLC	North Carolina	47-4270616
PalmettoNet, LLC	South Carolina	57-0794986
RapidScale, LLC	California	27-2220534
SCTG Communications, LLC	South Carolina	47-2554575
SCTG, LLC	South Carolina	58-2291056
South Carolina Net, LLC	South Carolina	57-0950120
South Carolina Telecommunications Group Holdings, LLC	South Carolina	46-2103148
Spectrum Advanced Services, LLC	Delaware	26-0354307
Spectrum Fiberlink Florida, LLC	Delaware	84-4375530
Spectrum Gulf Coast, LLC	Delaware	45-4608769
Spectrum Mid-America, LLC	Delaware	45-4593320
Spectrum Mobile Equipment, LLC	Delaware	82-3887201
Spectrum Mobile, LLC	Delaware	82-2492552
Spectrum New York Metro, LLC	Delaware	45-4593291
Spectrum NLP, LLC	Delaware	45-1560311
Spectrum Northeast, LLC	Delaware	45-4593341
Spectrum Oceanic, LLC	Delaware	45-4593273
Spectrum Originals Development, LLC	Delaware	83-1623014
Spectrum Originals, LLC	Delaware	82-3414467
Spectrum Pacific West, LLC	Delaware	45-4593361
Spectrum Reach, LLC	Delaware	27-4633156
Spectrum RSN, LLC	Delaware	83-1611206
Spectrum SN, LLC	Delaware	93-1943164
Spectrum Southeast, LLC	Delaware	45-4608839
Spectrum SportsNet, LLC	Delaware	93-1958585
Spectrum Sunshine State, LLC	Delaware	02-0636401
Spectrum TV Essentials, LLC	Delaware	83-4704194
Spectrum Wireless Holdings, LLC	Delaware	83-1856732
Time Warner Cable Business LLC	Delaware	35-2466312
Time Warner Cable Enterprises LLC	Delaware	45-4854395
Time Warner Cable Information Services (Alabama), LLC	Delaware	20-0639409
Time Warner Cable Information Services (Arizona), LLC	Delaware	20-4370232
Time Warner Cable Information Services (California), LLC	Delaware	20-0162970
Time Warner Cable Information Services (Colorado), LLC	Delaware	26-2375439
Time Warner Cable Information Services (Hawaii), LLC	Delaware	20-0162993
Time Warner Cable Information Services (Idaho), LLC	Delaware	20-8254896
Time Warner Cable Information Services (Illinois), LLC	Delaware	26-2375576
Time Warner Cable Information Services (Indiana), LLC	Delaware	20-1618562
Time Warner Cable Information Services (Kansas), LLC	Delaware	20-0163009
Time Warner Cable Information Services (Kentucky), LLC	Delaware	20-4370430
Time Warner Cable Information Services (Maine), LLC	Delaware	48-1296576
Time Warner Cable Information Services (Massachusetts), LLC	Delaware	20-0639517

Time Warner Cable Information Services (Michigan), LLC	Delaware	26-2376102
Time Warner Cable Information Services (Missouri), LLC	Delaware	20-0163031
Time Warner Cable Information Services (Nebraska), LLC	Delaware	20-0597251
Time Warner Cable Information Services (New Hampshire), LLC	Delaware	20-0834759
Time Warner Cable Information Services (New Jersey), LLC	Delaware	20-0605091
Time Warner Cable Information Services (New Mexico), LLC	Delaware	20-8244978
Time Warner Cable Information Services (New York), LLC	Delaware	06-1530234
Time Warner Cable Information Services (North Carolina), LLC	Delaware	05-0563203
Time Warner Cable Information Services (Ohio), LLC	Delaware	20-0163449
Time Warner Cable Information Services (Pennsylvania), LLC	Delaware	20-0639607
Time Warner Cable Information Services (South Carolina), LLC	Delaware	20-0163480
Time Warner Cable Information Services (Tennessee), LLC	Delaware	20-0639795
Time Warner Cable Information Services (Texas), LLC	Delaware	20-0095157
Time Warner Cable Information Services (Virginia), LLC	Delaware	20-4370738
Time Warner Cable Information Services (Washington), LLC	Delaware	20-5690377
Time Warner Cable Information Services (West Virginia), LLC	Delaware	20-1620308
Time Warner Cable Information Services (Wisconsin), LLC	Delaware	20-0163685
Time Warner Cable, LLC	Delaware	81-2545593
TMI Partner Holdings, LLC	Delaware	27-1576200
TWC Administration LLC	Delaware	90-0882471
TWC Communications, LLC	Delaware	35-2205910
TWC IP Enabled Services, LLC	Delaware	92-3326637
TWC SEE Holdco LLC	Delaware	20-5421447
TWCIS Holdco LLC	Delaware	27-3481972
Unite Private Networks, L.L.C.	Delaware	27-3483570
Unite Private Networks-Illinois, L.L.C.	Delaware	27-3483514
UPN Intermediate Holdings LLC	Delaware	81-5269020
Visual Advertising Sales Technology, LLC	Delaware	68-0470452

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 (Registration Statement No. 333-297735) (the “Registration Statement”) is filed solely to (i) add (a) RapidScale, LLC, a California limited liability company and a wholly owned subsidiary of Charter Communications Operating, LLC (“CCO”), (b) BPRF Holdings, LLC, CB Commercial Devices, LLC, CCI Corporate Services, LLC, CCI Devices, LLC, Cox Advanced Services Arizona, LLC, Cox Advanced Services Arkansas, LLC, Cox Advanced Services California, LLC, Cox Advanced Services Connecticut, LLC, Cox Advanced Services Florida, LLC, Cox Advanced Services Georgia, LLC, Cox Advanced Services Idaho, LLC, Cox Advanced Services Iowa, LLC, Cox Advanced Services Kansas, LLC, Cox Advanced Services Louisiana, LLC, Cox Advanced Services Nebraska, LLC, Cox Advanced Services Nevada, LLC, Cox Advanced Services North Carolina, LLC, Cox Advanced Services Ohio, LLC, Cox Advanced Services Oklahoma, LLC, Cox Advanced Services Rhode Island, LLC, Cox Advanced Services Virginia, LLC, Cox Arizona Telcom, L.L.C., Cox Arkansas Telcom, L.L.C., Cox California Telcom, L.L.C., Cox Colorado Telcom, L.L.C., Cox Communications Arizona, LLC, Cox Communications California, LLC, Cox Communications EBD Holdings, LLC, Cox Communications Georgia, LLC, Cox Communications Gulf Coast, LLC, Cox Communications Hampton Roads, L.L.C., Cox Communications Kansas, L.L.C., Cox Communications Las Vegas, LLC, Cox Communications Louisiana, L.L.C., Cox Communications Missouri, LLC, Cox Communications NCC, LLC, Cox Communications Omaha, L.L.C., Cox Communications Tower, LLC, Cox Communications, LLC, Cox Connecticut Telcom, L.L.C., Cox District of Columbia Telcom, L.L.C., Cox Florida Telcom, L.P., Cox Georgia Telcom, L.L.C., Cox HMS, LLC, Cox Horizon Growth, LLC, Cox Idaho Telcom, L.L.C., Cox Iowa Telcom, L.L.C., Cox Kansas Telcom, L.L.C., Cox LAHC, LLC, Cox Louisiana Telcom, L.L.C., Cox Maryland Telcom, L.L.C., Cox Media, L.L.C., Cox Missouri Telcom, LLC, Cox Nebraska Telcom, L.L.C., Cox Nevada Telcom, L.L.C., Cox North Carolina Telcom, L.L.C., Cox Ohio Telcom, L.L.C., Cox Oklahoma Telcom, L.L.C., Cox Rhode Island Telcom, L.L.C., Cox Strategic Services, LLC, Cox TMI, LLC, Cox Wireless Access, LLC, Cox Wireless, LLC, Cox/Charter Master Cable Advertising, LLC, CoxCom, LLC, Fiber Platform Blocker, LLC, Fiber Platform Holdings, LLC, Fiber Platform, LLC, Hospitality Network Louisiana, L.L.C., Hospitality Network Pennsylvania, LLC, Hospitality Network, L.L.C., Logicworks Systems, LLC, Lumos Networks 3, LLC, Lumos Networks Operating Company, LLC, MTN Infrastructure Intermediate GP, LLC, MTN Infrastructure Intermediate, LP, MTN Infrastructure TopCo Blocker, LLC, MTN Infrastructure, LLC, TMI Partner Holdings, LLC, Unite Private Networks, L.L.C., Unite Private Networks-Illinois, L.L.C. and UPN Intermediate Holdings LLC, each a Delaware limited liability company or limited partnership, as applicable, and a wholly owned subsidiary of CCO, (c) Clarity Communications Group, LLC, DC74, LLC, LMK Communications LLC and North State Technology Solutions, LLC, each a North Carolina limited liability company and a wholly owned subsidiary of CCO, (d) Fibernet of Ohio, LLC, an Ohio limited liability company and a wholly owned subsidiary of CCO, (e) Fibernet Telecommunications of Pennsylvania, LLC, a Pennsylvania limited liability company and a wholly owned subsidiary of CCO, (f) FRC, LLC, Hamptonnet, LLC, PalmettoNet, LLC, SCTG Communications, LLC, SCTG, LLC, South Carolina Net, LLC and South Carolina Telecommunications Group Holdings, LLC, each a South Carolina limited liability company and a wholly owned subsidiary of CCO, (g) Cox Virginia Telcom, L.L.C., Lumos Networks 2, LLC, Lumos Networks Acquisitions LLC, Lumos Networks of West Virginia, LLC and Lumos Payroll, LLC, each a Virginia limited liability company and a wholly owned subsidiary of CCO, and (h) Lumos Networks LLC and Mountaineer Telecommunications, LLC, each a West Virginia limited liability company and a wholly owned subsidiary of CCO (collectively, the “New Subsidiary Guarantors”), as coregistrants to the Registration Statement, (ii) update the information in Part II with respect to the addition of the New Subsidiary Guarantors, and (iii) file additional exhibits to the Registration Statement. No changes or additions are being made hereby to the base prospectus that already forms a part of the Registration Statement.

Accordingly, the base prospectus is being omitted from this filing. This post-effective amendment shall become effective immediately upon filing with the Securities and Exchange Commission.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.

Other Expenses of Issuance and Distribution.

The following table shows the costs and expenses payable in connection with the sale and distribution of the securities being registered. All amounts except the SEC registration fee are estimated.

SEC registration fee	$	*
Accounting fees and expenses		**
Legal fees and expenses		**
Printing fees and expenses		**
Total	$	**

*In accordance with Rule 456(b) and 457(r), we are deferring payment of the registration fee.

**Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement on Form S-3. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

RapidScale, LLC is formed or incorporated under the laws of the State of California. Bresnan Broadband of Colorado, LLC is formed or incorporated under the laws of the State of Colorado. Each of Charter Communications, Inc., Charter Communications Operating, LLC, Charter Communications Operating Capital Corp., CCO Holdings, LLC, CCO Holdings Capital Corp., BHN IP Enabled Services, LLC, BPRF Holdings, LLC, Bresnan Broadband Holdings, LLC, Bresnan Digital Services, LLC, Bright House Networks Information Services (Alabama), LLC, Bright House Networks Information Services (California), LLC, Bright House Networks Information Services (Florida), LLC, Bright House Networks Information Services (Indiana), LLC, Bright House Networks Information Services (Michigan), LLC, CB Commercial Devices, LLC, CC Fiberlink, LLC, CC VI Fiberlink, LLC, CC VII Fiberlink, LLC, CCI Corporate Services, LLC, CCI Devices, LLC, CCO Fiberlink, LLC, CCO NR Holdings, LLC, Charter Communications ASC, LLC, Charter Communications SSC, LLC, Charter Communications VI HoldCo, LLC, Charter Communications VI, L.L.C., Charter Communications, LLC, Charter Distribution, LLC, Charter Fiberlink – Alabama, LLC, Charter Fiberlink – Georgia, LLC, Charter Fiberlink – Illinois, LLC, Charter Fiberlink LA-CCO, LLC, Charter Fiberlink – Maryland II, LLC, Charter Fiberlink – Michigan, LLC, Charter Fiberlink – Missouri, LLC, Charter Fiberlink MS-CCVI, LLC, Charter Fiberlink – Nebraska, LLC, Charter Fiberlink – Tennessee, LLC, Charter Fiberlink CA-CCO, LLC, Charter Fiberlink CC VIII, LLC, Charter Fiberlink CCO, LLC, Charter Fiberlink CT-CCO, LLC, Charter Fiberlink MA-CCO, LLC, Charter Fiberlink NC-CCO, LLC, Charter Fiberlink NH-CCO, LLC, Charter Fiberlink NV-CCVII, LLC, Charter Fiberlink NY-CCO, LLC, Charter Fiberlink OR-CCVII, LLC, Charter Fiberlink SC-CCO, LLC, Charter Fiberlink TX-CCO, LLC, Charter Fiberlink VA-CCO, LLC, Charter Fiberlink VT-CCO, LLC, Charter Fiberlink WA-CCVII, LLC, Charter IP Enabled Services, LLC, Charter Leasing Holding Company, LLC, Charter Procurement Leasing, LLC, Cox Advanced Services Arizona, LLC, Cox Advanced Services Arkansas, LLC, Cox Advanced Services California, LLC, Cox Advanced Services Connecticut, LLC, Cox Advanced Services Florida, LLC, Cox Advanced Services Georgia, LLC, Cox Advanced Services Idaho, LLC, Cox Advanced Services Iowa, LLC, Cox Advanced Services Kansas, LLC, Cox Advanced Services Louisiana, LLC, Cox Advanced Services Nebraska, LLC, Cox Advanced Services Nevada, LLC, Cox Advanced Services North Carolina, LLC, Cox Advanced Services Ohio, LLC, Cox Advanced Services Oklahoma, LLC, Cox Advanced Services Rhode Island, LLC, Cox Advanced Services Virginia, LLC, Cox Arizona Telcom, L.L.C., Cox Arkansas Telcom, L.L.C., Cox California Telcom, L.L.C., Cox Colorado Telcom, L.L.C., Cox Communications Arizona, LLC, Cox Communications California, LLC, Cox Communications EBD Holdings, LLC, Cox Communications Georgia, LLC, Cox Communications Gulf Coast, LLC, Cox Communications Hampton Roads, L.L.C., Cox Communications Kansas, L.L.C., Cox Communications Las Vegas, LLC, Cox Communications Louisiana, L.L.C., Cox Communications Missouri, LLC, Cox Communications NCC, LLC, Cox Communications Omaha, L.L.C., Cox Communications Tower, LLC, Cox Communications, LLC, Cox Connecticut Telcom, L.L.C., Cox District of Columbia Telcom, L.L.C., Cox Florida Telcom, L.P., Cox Georgia Telcom, L.L.C., Cox HMS, LLC, Cox Horizon Growth, LLC, Cox Idaho Telcom, L.L.C., Cox Iowa Telcom, L.L.C., Cox Kansas Telcom, L.L.C., Cox LAHC, LLC, Cox Louisiana Telcom, L.L.C., Cox Maryland Telcom, L.L.C., Cox Media, L.L.C., Cox Missouri Telcom, LLC, Cox Nebraska Telcom, L.L.C., Cox Nevada Telcom, L.L.C., Cox North Carolina Telcom, L.L.C., Cox Ohio Telcom, L.L.C., Cox Oklahoma Telcom, L.L.C., Cox Rhode Island Telcom, L.L.C., Cox Strategic Services, LLC, Cox TMI, LLC, Cox Wireless Access, LLC, Cox Wireless, LLC, Cox/Charter Master Cable Advertising, LLC, CoxCom, LLC, DukeNet Communications, LLC, Fiber Platform Blocker, LLC, Fiber Platform Holdings, LLC, Fiber Platform, LLC, Hospitality Network Louisiana, L.L.C., Hospitality Network Pennsylvania, LLC, Hospitality Network, L.L.C., Innovar Media LLC, Logicworks Systems, LLC, Lumos Networks 3, LLC, Lumos Networks Operating Company, LLC, MTN Infrastructure Intermediate GP, LLC, MTN Infrastructure Intermediate, LP, MTN Infrastructure TopCo Blocker, LLC, MTN Infrastructure, LLC, Spectrum Advanced Services, LLC, Spectrum Fiberlink Florida, LLC, Spectrum Gulf Coast, LLC, Spectrum Mid-America, LLC, Spectrum Mobile Equipment, LLC, Spectrum Mobile, LLC, Spectrum New York Metro, LLC, Spectrum NLP, LLC, Spectrum Northeast, LLC, Spectrum Oceanic, LLC, Spectrum Originals Development, LLC, Spectrum Originals, LLC, Spectrum Pacific West, LLC, Spectrum Reach, LLC, Spectrum RSN, LLC, Spectrum SN, LLC, Spectrum Southeast, LLC, Spectrum SportsNet, LLC, Spectrum Sunshine State, LLC, Spectrum TV Essentials, LLC, Spectrum Wireless Holdings, LLC, Time Warner Cable Business LLC, Time Warner Cable Enterprises LLC, Time Warner Cable Information Services (Alabama), LLC, Time Warner Cable Information Services (Arizona), LLC, Time Warner Cable Information Services (California), LLC, Time Warner Cable Information Services (Colorado), LLC, Time Warner Cable Information Services (Hawaii), LLC, Time Warner Cable Information Services (Idaho), LLC, Time Warner Cable Information Services (Illinois), LLC, Time Warner Cable Information Services (Indiana), LLC, Time Warner Cable Information Services (Kansas), LLC, Time Warner Cable Information Services (Kentucky), LLC, Time Warner Cable Information Services (Maine), LLC, Time Warner Cable Information Services (Massachusetts), LLC, Time Warner Cable Information Services (Michigan), LLC, Time Warner Cable Information Services (Missouri), LLC, Time Warner Cable Information Services (Nebraska), LLC, Time Warner Cable Information Services (New Hampshire), LLC, Time Warner Cable Information Services (New Jersey), LLC, Time Warner Cable Information Services (New Mexico), LLC, Time Warner Cable Information Services (New York), LLC, Time Warner Cable Information Services (North Carolina), LLC, Time Warner Cable Information Services (Ohio), LLC, Time Warner Cable Information Services (Pennsylvania), LLC, Time Warner Cable Information Services (South Carolina), LLC, Time Warner Cable Information Services (Tennessee), LLC, Time Warner Cable Information Services (Texas), LLC, Time Warner Cable Information Services (Virginia), LLC, Time Warner Cable Information Services (Washington), LLC, Time Warner Cable Information Services (West Virginia), LLC, Time Warner Cable Information Services (Wisconsin), LLC, Time Warner Cable, LLC, TMI Partner Holdings, LLC, TWC Administration LLC, TWC Communications, LLC, TWC IP Enabled Services, LLC, TWC SEE Holdco LLC, TWCIS Holdco LLC, Unite Private Networks, L.L.C., Unite Private Networks-Illinois, L.L.C., UPN Intermediate Holdings LLC and Visual Advertising Sales Technology, LLC is formed or incorporated under the laws of the State of Delaware. Bresnan Broadband of Montana, LLC is formed or incorporated under the laws of the State of Montana. Clarity Communications Group, LLC, DC74, LLC, LMK Communications LLC and North State Technology Solutions, LLC are each formed or incorporated under the laws of the State of North Carolina. Fibernet of Ohio, LLC is formed or incorporated under the laws of the State of Ohio. Fibernet Telecommunications of Pennsylvania, LLC is formed or incorporated under the laws of the State of Pennsylvania. FRC, LLC, Hamptonnet, LLC, PalmettoNet, LLC, SCTG Communications, LLC, SCTG, LLC, South Carolina Net, LLC and South Carolina Telecommunications Group Holdings, LLC are each formed or incorporated under the laws of the State of South Carolina. Cox Virginia Telcom, L.L.C., Lumos Networks 2, LLC, Lumos Networks Acquisitions LLC, Lumos Networks of West Virginia, LLC and Lumos Payroll, LLC are each formed or incorporated under the laws of the State of Virginia. Lumos Networks LLC and Mountaineer Telecommunications, LLC are formed or incorporated under the laws of the State of West Virginia. Bresnan Broadband of Wyoming, LLC is formed or incorporated under the laws of the State of Wyoming.

California

Under Section 17704.08 of the California Revised Uniform Limited Liability Company Act, except for a breach of duty, a limited liability company may provide for indemnification of any manager, member, officer, employee or agent of the limited liability company, against liabilities incurred as a result of acting in that capacity.

The limited liability company agreement of RapidScale, LLC provides for the indemnification of members, managers, directors and officers to the fullest extent permitted by California law.

Colorado

Section 7-80-104(1)(k) of the Colorado Limited Liability Company Act permits a company to indemnify a member or manager or former member or manager of the limited liability company as provided in Section 7-80-407. Under Section 7-80-407, a limited liability company shall reimburse a member or manager for payments made, and indemnify a member or manager for liabilities incurred by the member or manager, in the ordinary conduct of the business of the limited liability company or for the preservation of its business or property if such payments were made or liabilities incurred without violation of the member’s or manager’s duties to the limited liability company.

The limited liability company agreement of Bresnan Broadband of Colorado, LLC provides for the indemnification of members, managers, directors and officers to the fullest extent permitted by Colorado law.

Delaware

Limited Liability Companies

Section 18-108 of the Delaware Limited Liability Company Act authorizes a limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement.

The limited liability company agreements of Charter Communications Operating, LLC, CCO Holdings, LLC, BHN IP Enabled Services, LLC, BPRF Holdings, LLC, Bresnan Broadband Holdings, LLC, Bresnan Digital Services, LLC, Bright House Networks Information Services (Alabama), LLC, Bright House Networks Information Services (California), LLC, Bright House Networks Information Services (Florida), LLC, Bright House Networks Information Services (Indiana), LLC, Bright House Networks Information Services (Michigan), LLC, CB Commercial Devices, LLC, CC Fiberlink, LLC, CC VI Fiberlink, LLC, CC VII Fiberlink, LLC, CCI Corporate Services, LLC, CCI Devices, LLC, CCO Fiberlink, LLC, CCO NR Holdings, LLC, Charter Communications ASC, LLC, Charter Communications SSC, LLC, Charter Communications VI HoldCo, LLC, Charter Communications VI, L.L.C., Charter Communications, LLC, Charter Distribution, LLC, Charter Fiberlink – Alabama, LLC, Charter Fiberlink – Georgia, LLC, Charter Fiberlink – Illinois, LLC, Charter Fiberlink LA-CCO, LLC, Charter Fiberlink – Maryland II, LLC, Charter Fiberlink – Michigan, LLC, Charter Fiberlink – Missouri, LLC, Charter Fiberlink MS-CCVI, LLC, Charter Fiberlink – Nebraska, LLC, Charter Fiberlink – Tennessee, LLC, Charter Fiberlink CA-CCO, LLC, Charter Fiberlink CC VIII, LLC, Charter Fiberlink CCO, LLC, Charter Fiberlink CT-CCO, LLC, Charter Fiberlink MA-CCO, LLC, Charter Fiberlink NC-CCO, LLC, Charter Fiberlink NH-CCO, LLC, Charter Fiberlink NV-CCVII, LLC, Charter Fiberlink NY-CCO, LLC, Charter Fiberlink OR-CCVII, LLC, Charter Fiberlink SC-CCO, LLC, Charter Fiberlink TX-CCO, LLC, Charter Fiberlink VA-CCO, LLC, Charter Fiberlink VT-CCO, LLC, Charter Fiberlink WA-CCVII, LLC, Charter IP Enabled Services, LLC, Charter Leasing Holding Company, LLC, Charter Procurement Leasing, LLC, Cox Advanced Services Arizona, LLC, Cox Advanced Services Arkansas, LLC, Cox Advanced Services California, LLC, Cox Advanced Services Connecticut, LLC, Cox Advanced Services Florida, LLC, Cox Advanced Services Georgia, LLC, Cox Advanced Services Idaho, LLC, Cox Advanced Services Iowa, LLC, Cox Advanced Services Kansas, LLC, Cox Advanced Services Louisiana, LLC, Cox Advanced Services Nebraska, LLC, Cox Advanced Services Nevada, LLC, Cox Advanced Services North Carolina, LLC, Cox Advanced Services Ohio, LLC, Cox Advanced Services Oklahoma, LLC, Cox Advanced Services Rhode Island, LLC, Cox Advanced Services Virginia, LLC, Cox Arizona Telcom, L.L.C., Cox Arkansas Telcom, L.L.C., Cox California Telcom, L.L.C., Cox Colorado Telcom, L.L.C., Cox Communications Arizona, LLC, Cox Communications California, LLC, Cox Communications EBD Holdings, LLC, Cox Communications Georgia, LLC, Cox Communications Gulf Coast, LLC, Cox Communications Hampton Roads, L.L.C., Cox Communications Kansas, L.L.C., Cox Communications Las Vegas, LLC, Cox Communications Louisiana, L.L.C., Cox Communications Missouri, LLC, Cox Communications NCC, LLC, Cox Communications Omaha, L.L.C., Cox Communications Tower, LLC, Cox Communications, LLC, Cox Connecticut Telcom, L.L.C., Cox District of Columbia Telcom, L.L.C., Cox Georgia Telcom, L.L.C., Cox HMS, LLC, Cox Horizon Growth, LLC, Cox Idaho Telcom, L.L.C., Cox Iowa Telcom, L.L.C., Cox Kansas Telcom, L.L.C., Cox LAHC, LLC, Cox Louisiana Telcom, L.L.C., Cox Maryland Telcom, L.L.C., Cox Media, L.L.C., Cox Missouri Telcom, LLC, Cox Nebraska Telcom, L.L.C., Cox Nevada Telcom, L.L.C., Cox North Carolina Telcom, L.L.C., Cox Ohio Telcom, L.L.C., Cox Oklahoma Telcom, L.L.C., Cox Rhode Island Telcom, L.L.C., Cox Strategic Services, LLC, Cox TMI, LLC, Cox Wireless Access, LLC, Cox Wireless, LLC, Cox/Charter Master Cable Advertising, LLC, CoxCom, LLC, DukeNet Communications, LLC, Fiber Platform Blocker, LLC, Fiber Platform Holdings, LLC, Fiber Platform, LLC, Hospitality Network Louisiana, L.L.C., Hospitality Network Pennsylvania, LLC, Hospitality Network, L.L.C., Innovar Media LLC, Logicworks Systems, LLC, Lumos Networks 3, LLC, Lumos Networks Operating Company, LLC, MTN Infrastructure Intermediate GP, LLC, MTN Infrastructure TopCo Blocker, LLC, MTN Infrastructure, LLC, Spectrum Advanced Services, LLC, Spectrum Fiberlink Florida, LLC, Spectrum Gulf Coast, LLC, Spectrum Mid-America, LLC, Spectrum Mobile Equipment, LLC, Spectrum Mobile, LLC, Spectrum New York Metro, LLC, Spectrum NLP, LLC, Spectrum Northeast, LLC, Spectrum Oceanic, LLC, Spectrum Originals Development, LLC, Spectrum Originals, LLC, Spectrum Pacific West, LLC, Spectrum Reach, LLC, Spectrum RSN, LLC, Spectrum SN, LLC, Spectrum Southeast, LLC, Spectrum SportsNet, LLC, Spectrum Sunshine State, LLC, Spectrum TV Essentials, LLC, Spectrum Wireless Holdings, LLC, Time Warner Cable Business LLC, Time Warner Cable Enterprises LLC, Time Warner Cable Information Services (Alabama), LLC, Time Warner Cable Information Services (Arizona), LLC, Time Warner Cable Information Services (California), LLC, Time Warner Cable Information Services (Colorado), LLC, Time Warner Cable Information Services (Hawaii), LLC, Time Warner Cable Information Services (Idaho), LLC, Time Warner Cable Information Services (Illinois), LLC, Time Warner Cable Information Services (Indiana), LLC, Time Warner Cable Information Services (Kansas), LLC, Time Warner Cable Information Services (Kentucky), LLC, Time Warner Cable Information Services (Maine), LLC, Time Warner Cable Information Services (Massachusetts), LLC, Time Warner Cable Information Services (Michigan), LLC, Time Warner Cable Information Services (Missouri), LLC, Time Warner Cable Information Services (Nebraska), LLC, Time Warner Cable Information Services (New Hampshire), LLC, Time Warner Cable Information Services (New Jersey), LLC, Time Warner Cable Information Services (New Mexico), LLC, Time Warner Cable Information Services (New York), LLC, Time Warner Cable Information Services (North Carolina), LLC, Time Warner Cable Information Services (Ohio), LLC, Time Warner Cable Information Services (Pennsylvania), LLC, Time Warner Cable Information Services (South Carolina), LLC, Time Warner Cable Information Services (Tennessee), LLC, Time Warner Cable Information Services (Texas), LLC, Time Warner Cable Information Services (Virginia), LLC, Time Warner Cable Information Services (Washington), LLC, Time Warner Cable Information Services (West Virginia), LLC, Time Warner Cable Information Services (Wisconsin), LLC, Time Warner Cable, LLC, TMI Partner Holdings, LLC, TWC Administration LLC, TWC Communications, LLC, TWC IP Enabled Services, LLC, TWC SEE Holdco LLC, TWCIS Holdco LLC, Unite Private Networks, L.L.C., Unite Private Networks-Illinois, L.L.C., UPN Intermediate Holdings LLC and Visual Advertising Sales Technology, LLC (each, an “LLC”) provide that a member, a manager, a director, any officer, their respective affiliates or any person who at any time serves or has served as a director, officer, employee or other agent of any member or any such affiliate, and who, in such capacity, engages or has engaged in activities on behalf of the applicable LLC, shall be indemnified and held harmless by such LLC to the fullest extent permitted by law from and against any losses, damages, expenses, including attorneys’ fees, judgments and amounts paid in settlement actually and reasonably incurred by or in connection with any claim, action, suit or proceeding to which such indemnifiable person is or was a party or is threatened to be made a party by reason of the fact that such person is or was engaged in activities on behalf of such LLC. Notwithstanding the foregoing, no indemnification is available under the limited liability company agreement of any of the LLCs in respect of any such claim adjudged to be primarily the result of bad faith, willful misconduct or fraud of an indemnifiable person. Any act or omission by an indemnifiable person done in reliance upon the opinion of independent legal counsel or public accountants selected with reasonable care shall not constitute bad faith, willful misconduct, or fraud on the part of such indemnifiable person. Payment of these indemnification obligations shall be made from the assets of the applicable LLC and the members shall not be personally liable to an indemnifiable person for payment of indemnification.

Corporations

Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. In addition, the Delaware General Corporation Law does not permit indemnification in any threatened, pending or completed action or suit by or in the right of the corporation in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses, which such court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended. The Delaware General Corporation Law also allows a corporation to provide for the elimination or limitation of the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, provided that such provision shall not eliminate or limit the liability of:

(i)	a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders,

(ii)	a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

(iii)	a director under Section 174 of the Delaware General Corporation Law,

(iv)	a director or officer for any transaction from which the director or officer derived an improper personal benefit, or

(v)	an officer in any action by or in the right of the corporation. These provisions will not limit the liability of directors or officers under the federal securities laws of the United States.

The bylaws of each of Charter, CCO Holdings Capital and CCO Capital (each a “corporation”) require the applicable corporation, to the fullest extent authorized by the Delaware General Corporation Law, to indemnify any person who was or is made a party or is threatened to be made a party or is otherwise involved in any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise, in each case, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith.

Charter has entered into indemnification agreements that require it to indemnify each of its directors and officers to the fullest extent permitted by law for any claims made against each of these persons because he or she is, was or may be deemed to be a stockholder, director, officer, employee, controlling person, agent or fiduciary of Charter or any of its subsidiaries. Charter is obligated to pay the expenses of these persons in connection with any claims that are subject to the applicable agreement.

Limited Partnerships

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its partnership agreement.

The limited partnership agreements of Cox Florida Telcom, L.P. and MTN Infrastructure Intermediate, LP provide for the indemnification of partners to the fullest extent permitted by Delaware law.

Montana

Section 35-8-504 of the Montana Limited Liability Company Act states that a limited liability company shall reimburse a member or manager for payments made and indemnify a member or manager for liabilities incurred by the member or manager in the ordinary course of the business of the company or for the preservation of its business or property.

The limited liability company agreement of Bresnan Broadband of Montana, LLC provides for the indemnification of members, managers, directors and officers to the fullest extent permitted by Montana law.

North Carolina

Section 57D-3-31(a) of the North Carolina Limited Liability Company Act provides a limited liability company shall indemnify a person who is wholly successful on the merits or otherwise in the defense of any proceeding to which the person was a party because the person is or was a member, a manager, or other company official if the person also is or was an interest owner at the time to which the claim relates, acting within the person’s scope of authority as a manager, member, or other company official against expenses incurred by the person in connection with the proceeding. Section 57D-3-31(b) provides that a limited liability company shall reimburse a person who is or was a member for any payment made and indemnify the person for any obligation, including any judgment, settlement, penalty, fine, or other cost, incurred or borne in the authorized conduct of the LLC’s business or preservation of the LLC’s business or property, whether acting in the capacity of a manager, member, or other company official if, in making the payment or incurring the obligation, the person complied with the duties and standards of conduct for officers imposed by the North Carolina Limited Liability Company Act or otherwise imposed by other applicable law or the limited liability company's operating agreement.

The limited liability company agreements of Clarity Communications Group, LLC, DC74, LLC, LMK Communications LLC and North State Technology Solutions, LLC provide for the indemnification of members, managers, directors and officers to the fullest extent permitted by North Carolina law.

Ohio

Section 1706.32 of the Ohio Revised Limited Liability Company Act authorizes a limited liability company to indemnify and hold harmless a member or other person, pay in advance or reimburse expenses incurred by a member or other person, and purchase and maintain insurance on behalf of a member or other person. Section 1706.26 provides that a person who is a member of a limited liability company is not liable, solely by reason of being a member, for a debt, obligation, or liability of the limited liability company or a series thereof, whether arising in contract, tort, or otherwise; or for the acts or omissions of any other member, agent, or employee of the limited liability company or a series thereof.

The limited liability company agreement of Fibernet of Ohio, LLC provides for the indemnification of members, managers, directors and officers to the fullest extent permitted by Ohio law.

Pennsylvania

Under Section 8848 of the Pennsylvania Limited Liability Company Law of 1994, a limited liability company shall indemnify and hold harmless a person with respect to any claim or demand against the person and any debt, obligation, or other liability incurred by the person by reason of the person’s former or present capacity as a member or manager, if the claim, demand, debt, obligation, or other liability does not arise from the person’s breach of sections 8845 (relating to limitations on distributions), 8847 (relating to rules for member or manager managed limited liability companies), 8849.1 (relating to standards of conduct for members), or 8849.2 (standards of conduct for managers). The statute provides that indemnification shall not be made in any case where the act giving rise to the claim for indemnification is determined by a court to constitute recklessness, willful misconduct, or a knowing violation of law. Section 8848 also provides that a limited liability company may advance expenses, including attorney fees and costs, incurred by a person in connection with a claim or demand against the person by reason of the person’s former or present capacity as a member or manager, if the person promises to repay the company if the person ultimately is determined not to be entitled to be indemnified.

The limited liability company agreement of Fibernet Telecommunications of Pennsylvania, LLC provides for the indemnification of members, managers, directors and officers to the fullest extent permitted by Pennsylvania law.

South Carolina

Under Section 33-44-403 of the Uniform Limited Liability Company Act of 1996, a limited liability company shall reimburse a member or manager for payments made and indemnify a member or manager for liabilities incurred by the member or manager in the ordinary course of the business of the company or for the preservation of its business or property.

The limited liability company agreements of FRC, LLC, Hamptonnet, LLC, PalmettoNet, LLC, SCTG Communications, LLC, SCTG, LLC, South Carolina Net, LLC and South Carolina Telecommunications Group Holdings, LLC provide for the indemnification of members, managers, directors and officers to the fullest extent permitted by South Carolina law.

Virginia

Subject to any restrictions set forth in its organizational documents, Section 13.1-1009(16) of the Virginia Limited Liability Company Act states that a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, and pay for or reimburse any member or manager or other person for reasonable expenses incurred by such a person who is a party to a proceeding in advance of final disposition of the proceeding.

The limited liability company agreements of Cox Virginia Telcom, L.L.C., Lumos Networks 2, LLC, Lumos Networks Acquisitions LLC, Lumos Networks of West Virginia, LLC and Lumos Payroll, LLC provide for the indemnification of members, managers, directors and officers to the fullest extent permitted by Virginia law.

West Virginia

Section 31B-4-403 of the West Virginia Uniform Limited Liability Company Act discusses members’ and managers’ rights to payments and reimbursement. A limited liability company shall reimburse a member or manager for payments made and indemnify a member or manager for liabilities incurred by the member or manager in the ordinary course of the business of the company or for the preservation of its business or property. A limited liability company shall reimburse a member for an advance to the company beyond the amount of contribution the member agreed to make. A payment or advance made by a member that gives rise to an obligation of a limited liability company under the West Virginia statute constitutes a loan to the company upon which interest accrues from the date of the payment or advance. A member is not entitled to remuneration for services performed for a limited liability company, except for reasonable compensation for services rendered in winding up the business of the company.

The limited liability company agreements of Lumos Networks LLC and Mountaineer Telecommunications, LLC provide for the indemnification of members, managers, directors and officers to the fullest extent permitted by West Virginia law.

Wyoming

Section 17-29-408 of the Wyoming Limited Liability Company Act permits a Wyoming limited liability company to indemnify any member of a member-manager company or any manager of a manager-managed company for any debt, obligation or other liability incurred by such member or manager in the course of the member’s or manager’s activities on behalf of the Wyoming limited liability company, if in making the payment or incurring the debt, obligation or other liability, the member or manager was acting within the scope of his or her duties.

The limited liability company agreement of Bresnan Broadband of Wyoming, LLC provides for the indemnification of members, managers, directors and officers to the fullest extent permitted by Wyoming law.

Item 16. Exhibits and Financial Statement Schedules.

Exhibits

Reference is made to the exhibit index filed as part of this Registration Statement.

Financial Statement Schedules

Certain schedules have been omitted because of the absence of the conditions under which they are required or because the information required by such omitted schedules is set forth in the financial statements or the notes thereto.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement;

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(iii)	Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer, or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

Exhibit	Description
4.1*	Indenture, dated as of June 27, 1995, among Cox Communications, Inc. and The Bank of New York as Trustee (incorporated by reference to Exhibit 4.5 to the Current Report on Form 8-K filed by Charter Communications, Inc. on August 26, 2026 (File No. 001-33664)).
4.2	Twenty-Third Supplemental Indenture, dated as of August 24, 2026, among Cox Communications, LLC, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent.
4.3*	Indenture, dated as of April 30, 1992 (the “TWCE Indenture”), as amended by the First Supplemental Indenture, dated as of June 30, 1992, among Time Warner Entertainment Company, L.P. (“TWE”), Time Warner Companies, Inc. (“TWCI”), certain of TWCI’s subsidiaries that are parties thereto and The Bank of New York, as Trustee (incorporated herein by reference to Exhibits 10(g) and 10(h) to TWCI’s Current Report on Form 8-K dated June 26, 1992 and filed with the SEC on July 15, 1992 (File No. 1-8637)). (P)
4.4*	Eleventh Supplemental Indenture to the TWCE Indenture, dated as of November 2, 2006, among TWE, TW NY Cable Holding Inc. (“TW NY”), Time Warner Cable Inc. (“TWC”) and The Bank of New York, as Trustee (incorporated herein by reference to Exhibit 99.1 to Time Warner’s Current Report on Form 8-K dated and filed November 2, 2006 (File No. 1-15062)).
4.5*	Twelfth Supplemental Indenture to the TWCE Indenture, dated as of September 30, 2012, among Time Warner Cable Enterprises LLC (“TWCE”), TWC, TW NY, Time Warner Cable Internet Holdings II LLC (“TWC Internet Holdings II”) and The Bank of New York Mellon, as trustee, supplementing the Indenture dated April 30, 1992, as amended (incorporated herein by reference to Exhibit 4.2 to TWC’s Current Report on Form 8-K dated September 30, 2012 and filed with the SEC on October 1, 2012 (File No. 1-33335) (the “TWC September 30, 2012 Form 8-K”)).
4.6*	Thirteenth Supplemental Indenture, dated as of May 18, 2016, by and among TWCE, the guarantors party thereto and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (incorporated by reference to Exhibit 4.4 to the Current Report on Form 8-K filed by Charter Communications, Inc. on May 24, 2016 (File No. 001-33664)).
4.7*	Twentieth Supplemental Indenture, dated as of August 24, 2026, among TWCE, the guarantors named therein and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.4 to the Current Report on Form 8-K filed by Charter Communications, Inc. on August 26, 2026 (File No. 001-33664)).
4.8*	Indenture, dated as of April 9, 2007 (the “TWC Indenture”), among TWC, TW NY, TWE and The Bank of New York, as trustee (incorporated herein by reference to Exhibit 4.1 to TWC’s Current Report on Form 8-K dated April 4, 2007 and filed with the SEC on April 9, 2007 (File No. 1-33335) (the “TWC April 4, 2007 Form 8-K”)).
4.9*	Second Supplemental Indenture to the TWC Indenture, dated as of September 30, 2012, among TWC, TW NY, TWCE, TWC Internet Holdings II and The Bank of New York Mellon, as trustee, supplementing the Indenture dated April 9, 2007, as amended (incorporated herein by reference to Exhibit 4.1 to the TWC September 30, 2012 Form 8-K).
4.10*	Third Supplemental Indenture, dated as of May 18, 2016, by and among Time Warner Cable Inc., TWC NewCo LLC and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (incorporated by reference to Exhibit 4.5 to the Current Report on Form 8-K filed by Charter Communications, Inc. on May 24, 2016 (File No. 001-33664)).
4.11*	Fourth Supplemental Indenture, dated as of May 18, 2016, by and among TWC NewCo LLC, the guarantors party thereto and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (incorporated by reference to Exhibit 4.6 to the Current Report on Form 8-K filed by Charter Communications, Inc. on May 24, 2016 (File No. 001-33664)).

Exhibit	Description
4.12*	Eleventh Supplemental Indenture, dated as of August 24, 2026, among Time Warner Cable, LLC, the guarantors named therein and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K filed by Charter Communications, Inc. on August 26, 2026 (File No. 001-33664)).
4.13*	Indenture, dated as of July 23, 2015, among Charter Communications Operating, LLC, Charter Communications Operating Capital Corp. and CCO Safari II, LLC, as issuers, and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by Charter Communications, Inc. on July 27, 2015 (File No. 001-33664)).
4.14*	Second Supplemental Indenture, dated as of May 18, 2016, by and among Charter Communications Operating, LLC, Charter Communications Operating Capital Corp., CCO Safari II, LLC and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by Charter Communications, Inc. on May 24, 2016 (File No. 001-33664)).
4.15*	Indenture, dated as of November 20, 2015, among CCO Holdings, LLC, CCO Holdings Capital Corp. and CCOH Safari, LLC, as issuers, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by Charter Communications, Inc. on November 25, 2015 (File No. 001-33664)).
4.16*	Second Supplemental Indenture, dated as of May 18, 2016, by and among CCO Holdings, LLC, CCO Holdings Capital Corp., CCOH Safari, LLC and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K filed by Charter Communications, Inc. on May 24, 2016 (File No. 001-33664)).
4.17*	Indenture, dated as of May 23, 2019, among CCO Holdings, LLC, CCO Holdings Capital Corp. and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by Charter Communications, Inc. on May 30, 2019 (File No. 001-33664)).
4.18*	Thirtieth Supplemental Indenture, dated as of August 24, 2026, among Charter Communications Operating, LLC, Charter Communications Operating Capital Corp., as issuers, CCO Holdings, LLC, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by Charter Communications, Inc. on August 26, 2026 (File No. 001-33664)).
4.19*	Collateral Agreement, dated as of May 18, 2016, by Charter Communications Operating, LLC, Charter Communications Operating Capital Corp. and the other grantors party thereto in favor of The Bank of New York Mellon Trust Company, N.A., as collateral agent (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed by CCO Holdings, LLC on May 24, 2016 (File No. 001-37789)).
4.20	Collateral Agreement, dated as of August 24, 2026 made by Cox Communications, LLC, the other grantors party thereto and The Bank of New York Mellon Trust Company, N.A. as collateral agent for the holders of the Notes (as defined therein).
4.21*	First Lien Intercreditor Agreement, dated as of May 18, 2016, by and among Charter Communications Operating, LLC, the other grantors party thereto, Bank of America, N.A., as credit agreement collateral agent for the credit agreement secured parties, The Bank of New York Mellon Trust Company, N.A., as notes collateral agent for the indenture secured parties, and each additional agent from time to time party thereto (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed by CCO Holdings, LLC on May 24, 2016 (File No. 001-37789)).

Exhibit	Description
5.1**	Legal Opinion of Kirkland & Ellis LLP relating to debt securities of Charter Communications Operating, LLC and Charter Communications Operating Capital Corp. (previously filed as Exhibit 5.1 to the Registration Statement)
5.2**	Legal Opinion of Kirkland & Ellis LLP relating to debt securities of CCO Holdings, LLC and CCO Holdings Capital Corp. (previously filed as Exhibit 5.2 to the Registration Statement)
5.3**	Legal Opinion of Kirkland & Ellis LLP relating to debt securities of Charter Communications, Inc. (previously filed as Exhibit 5.3 to the Registration Statement)
5.4	Legal Opinion of Kirkland & Ellis LLP.
23.1	Consent of Kirkland & Ellis LLP (included with Exhibits 5.1, 5.2, 5.3 and 5.4).
23.2**	Consent of KPMG LLP (St. Louis, MO) relating to the audit report on the financial statements of CCO Holdings, LLC and the audit report on the financial statements of Charter Communications, Inc. (previously filed as Exhibit 23.2 to the Registration Statement)
23.3	Consent of Deloitte & Touche LLP.
24.1	Powers of Attorney (included on the signature pages of this Form S-3 and incorporated by reference)
25.1	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A. with respect to the indenture, dated as of July 23, 2015, among Charter Communications Operating, LLC and Charter Communications Operating Capital Corp. as issuers, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent.
25.2**	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A. with respect to the indenture, dated as of May 23, 2019, among CCO Holdings, LLC, CCO Holdings Capital Corp. and CCOH Safari, LLC, as issuers, and The Bank of New York Mellon Trust Company, N.A., as trustee (previously filed as Exhibit 25.2 to the Registration Statement)
25.3***	Statement of Eligibility on Form T-1 of a trustee to be named later with respect to the form indenture of Charter Communications, Inc.
107**	Filing Fee Table (previously filed as Exhibit 107 to the Registration Statement)

*	Incorporated by reference and not filed herewith.

**	Previously filed.
***	To be filed as a 305 B2 filing at a later date when a trustee is named

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on October 21, 2026.

CHARTER COMMUNICATIONS OPERATING, LLC
Registrant

By:	/s/ Kevin D. Howard
Kevin D. Howard
Interim Chief Financial Officer

CHARTER COMMUNICATIONS OPERATING CAPITAL CORP., Registrant

By:	/s/ Kevin D. Howard
Kevin D. Howard
Interim Chief Financial Officer

CCO HOLDINGS, LLC
Registrant

By:	/s/ Kevin D. Howard
Kevin D. Howard
Interim Chief Financial Officer

CCO HOLDINGS CAPITAL CORP.
Registrant

By:	/s/ Kevin D. Howard
Kevin D. Howard
Interim Chief Financial Officer

CHARTER COMMUNICATIONS, INC.
Registrant

By:	/s/ Kevin D. Howard
Kevin D. Howard
Interim Chief Financial Officer

EACH OF THE ADDITIONAL REGISTRANT GUARANTORS NAMED ON THE TABLE OF ADDITIONAL REGISTRANT GUARANTORS (OTHER THAN SPECTRUM MOBILE EQUIPMENT, LLC, COX FLORIDA TELCOM, L.P. AND MTN INFRASTRUCTURE INTERMEDIATE, LP)
Registrant

By:	/s/ Kevin D. Howard
Kevin D. Howard
Interim Chief Financial Officer

SPECTRUM MOBILE EQUIPMENT, LLC
Registrant

By:	/s/ Jeffrey B. Murphy
Jeffrey B. Murphy
Senior Vice President, Corporate Finance and Development

COX FLORIDA TELCOM, L.P.
Registrant

By:	/s/ Kevin D. Howard
Kevin D. Howard
Interim Chief Financial Officer

MTN INFRASTRUCTURE INTERMEDIATE, LP
Registrant

By:	/s/ Kevin D. Howard
Kevin D. Howard
Interim Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jamal H. Haughton and Kevin D. Howard, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below on behalf of each of Charter Communications Operating, LLC, CCO Holdings, LLC and each of the additional Registrant Guarantors named on the Table of Additional Registrant Guarantors (other than Spectrum Mobile Equipment, LLC, Cox Florida Telcom, L.P. and MTN Infrastructure Intermediate, LP).

Signature	Title	Date

/s/ Christopher L. Winfrey	President and Chief Executive Officer	October 21, 2026
Christopher L. Winfrey	(Principal Executive Officer)

/s/ Kevin D. Howard	Interim Chief Financial Officer	October 21, 2026
Kevin D. Howard	(Principal Accounting Officer and Principal Financial Officer)

*	Manager of Charter Communications Operating, LLC	October 21, 2026
Charter Communications, Inc.

*	Manager of CCO Holdings, LLC	October 21, 2026
Charter Communications, Inc.

*	Manager of each of the additional	October 21, 2026
Charter Communications, Inc.	Registrant Guarantors named on the Table of Additional Registrant Guarantors (other than Spectrum Mobile Equipment, LLC, Cox Florida Telcom, L.P. and MTN Infrastructure Intermediate, LP)

*By:	/s/ Kevin D. Howard
Kevin D. Howard
Interim Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below on behalf of Spectrum Mobile Equipment, LLC.

Signature	Title	Date

*	President	October 21, 2026
Danny L. Bowman	(Principal Executive Officer)

/s/ Jeffrey B. Murphy	Senior Vice President, Corporate Finance and Development	October 21, 2026
Jeffrey B. Murphy	(Principal Financial Officer)

*	Vice President, Risk Management and Treasury	October 21, 2026
Jason Schlueter	(Principal Accounting Officer)

**	Manager of Spectrum Mobile Equipment, LLC	October 21, 2026
Charter Communications, Inc.

*By:	/s/ Jeffrey B. Murphy
Jeffrey B. Murphy
Attorney-in-Fact

**By:	/s/ Kevin D. Howard
Kevin D. Howard
Interim Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jamal H. Haughton and Kevin D. Howard, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below on behalf of Cox Florida Telcom, L.P.

Signature	Title	Date

/s/ Christopher L. Winfrey	President and CEO	October 21, 2026
Christopher L. Winfrey	(Principal Executive Officer)

/s/ Kevin D. Howard	Interim Chief Financial Officer	October 21, 2026
Kevin D. Howard	(Principal Accounting Officer and Principal Financial Officer)

*	General Partner of Cox Florida Telcom, L.P.	October 21, 2026
CCI Corporate Services, LLC

* By: Charter Communications, Inc., as Manager

By:	/s/ Kevin D. Howard
Kevin D. Howard
Interim Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jamal H. Haughton and Kevin D. Howard, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below on behalf of MTN Infrastructure Intermediate, LP.

Signature	Title	Date

/s/ Christopher L. Winfrey	President and CEO	October 21, 2026
Christopher L. Winfrey	(Principal Executive Officer)

/s/ Kevin D. Howard	Interim Chief Financial Officer	October 21, 2026
Kevin D. Howard	(Principal Accounting Officer and Principal Financial Officer)

*	General Partner of MTN Infrastructure Intermediate, LP	October 21, 2026
MTN Infrastructure Intermediate GP, LLC

* By: Charter Communications, Inc., as Manager

By:	/s/ Kevin D. Howard
Kevin D. Howard
Interim Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below on behalf of each of Charter Communications Operating Capital Corp. and CCO Holdings Capital Corp.

Signature	Title	Date

*	President and Chief Executive Officer	October 21, 2026
Christopher L. Winfrey	(Principal Executive Officer)

/s/ Kevin D. Howard	Interim Chief Financial Officer	October 21, 2026
Kevin D. Howard	(Principal Accounting Officer and Principal Financial Officer)

*	Sole Director of Charter Communications Operating Capital Corp.	October 21, 2026
Jeffrey B. Murphy

*	Sole Director of CCO Holdings Capital Corp.	October 21, 2026
Jeffrey B. Murphy

*By:	/s/ Kevin D. Howard
Kevin D. Howard
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below on behalf of Charter Communications, Inc.

Signature	Title	Date

*	President and Chief Executive Officer, Director	October 21, 2026
Christopher L. Winfrey	(Principal Executive Officer)

/s/ Kevin D. Howard	Interim Chief Financial Officer	October 21, 2026
Kevin D. Howard	(Principal Accounting Officer and Principal Financial Officer)

*	Director	October 21, 2026
Eric L. Zinterhofer

*	Director	October 21, 2026
W. Lance Conn

*	Director	October 21, 2026
Wade Davis

*	Director	October 21, 2026
Kim C. Goodman

*	Director	October 21, 2026
Steven Miron

*	Director	October 21, 2026
Balan Nair

*	Director	October 21, 2026
Michael Newhouse

*	Director	October 21, 2026
Mauricio Ramos

*	Director	October 21, 2026
Carolyn J. Slaski

*By:	/s/ Kevin D. Howard
Kevin D. Howard
Attorney-in-Fact